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Frontstep, B.V. (formerly Symix Systems, B.V.)
Frontstep (Canada), Inc. (formerly Symix Computer Systems (Canada) Inc.) Frontstep distribution.com, inc. (formerly e-mongoose, inc.)


Frontstep (Europe) Limited
Frontstep, GmbH (formerly Symix Systems, GmbH)
Frontstep (Hong Kong) Limited (formerly Symix Computer Systems
 (Hong Kong) Limited)
Frontstep, Limited (formerly Symix New Zealand, Limited)
Frontstep (Malaysia) Sdn., Bhd. (formerly Symix Computer Systems
 (Malaysia) Sdn., Bhd.)
Frontstep Pty. Ltd. (formerly Symix Computer Systems (Australia) Pty. Ltd.) Frontstep (Singapore) Pte. Ltd. (formerly Symix Computer Systems
 (Singapore) Pte. Ltd.)
Frontstep Solutions Group, Inc. (formerly Symix Computer Systems, Inc.) Frontstep (Thailand) Ltd.
Symix Computer Systems (Mexico) S. De R.L. De C.V.
Frontstep (Shanghai) Co. Ltd. (formerly Symix Computer Systems
 (Shanghai) Co. Ltd.)
Symix Computer Systems (UK) Ltd.
Symix France, SA
Frontstep Italia S.r.l. (formerly Symix Italia, S.r.l.)
Symix Japan Ltd.
Frontstep (UK) Ltd. (formerly Symix (U.K.) Ltd.)